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                                                                  SUPPLEMENT (b)
                                COTTER & COMPANY




THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William M. Claypool, III; Lewis W. Moore; and Robert G. Waters, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Class A Common Stock of Cotter & Company held of record by the undersigned on February 25, 1995, at the Annual Meeting of Stockholders to be held on Tuesday, April 4, 1995, at the Company's Distribution Center located at 7058 Snowdrift Road, Fogelsville, Pennsylvania 18051, at 10:00 a.m., local time, and at any adjournments thereof.


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                                                                                                          MARK AN X INSIDE BOX [X]


THE BOARD RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS.                                           WITHHOLD AUTHORITY
                                                                                                            TO VOTE FOR ALL
                                                                                                 FOR     NOMINEES LISTED BELOW

1.*    ELECTION OF DIRECTORS
       For all nominees listed below (except as marked to the contrary below).

2. To vote for the election of Dennis A. Swanson to serve for a term of one year to fill the unexpired term of Michael P. Cole, retired.


* William M. Halterman, Kenneth M. Noble, Richard L. Schaefer, George V. Sheffer, and John M. West, Jr., for a term of three years. To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.


                                                                                                 FOR        AGAINST          ABSTAIN

3. Proposal to approve the appointment of Ernst & Young, independent public accountants, as auditors of the Company for the fiscal year 1995.


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.


This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4.

Please sign exactly as your name appears on your Class A Common Stock certificate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

A copy of the Company's 10-K Annual Report is available upon request.


                PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
                 BALLOT PROMPTLY USING THE ENCLOSED ENVELOPE.


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